Filed pursuant to Rule 433(d)
Registration Statement No. 333-131136

CMLTI 2006-WFHE3

Term Sheet	Date Prepared: October 2, 2006

Citigroup Mortgage Loan Trust 2006-WFHE3 Asset-Backed Certificates,
Series 2006-WFHE3

Approximate Total Offered Size: $1,408,757,000

Citigroup Global Markets Realty Corp.
Seller

Wells Fargo Bank N.A.
Servicer

Citigroup Mortgage Loan Trust Inc.
Depositor

Tranche	Amount(1)	Int. Type / Class(2)	Initial Credit Enhancement(4)	Ratings (S&P/Moodys/DBRS)			WAL (Call/ Mat)(3)		Window (Call/ Mat)(3)
OFFERED CERTIFICATES
A-1	643,365,000	FLT/SR/SEQ	21.65	AAA	Aaa	AAA	1.00	1.00	1-21	1-21
A-2	289,244,000	FLT/SR/SEQ	21.65	AAA	Aaa	AAA	2.00	2.00	21-28	21-28
A-3	188,758,000	FLT/SR/SEQ	21.65	AAA	Aaa	AAA	3.00	3.00	28-58	28-58
M-1	62,688,000	Floating / Mezz	17.80	AA+	Aa1	AA (high)	4.76	5.27	47-75	47-150
M-2	74,086,000	Floating / Mezz	13.25	AA	Aa2	AA	4.56	5.04	43-75	43-143
M-3	29,309,000	Floating / Mezz	11.45	AA-	Aa3	AA (low)	4.46	4.92	42-75	42-133
M-4	27,681,000	Floating / Mezz	9.75	A+	A1	A (high)	4.42	4.86	41-75	41-128
M-5	25,238,000	Floating / Mezz	8.20	A	A2	A	4.38	4.80	40-75	40-122
M-6	19,539,000	Floating / Mezz	7.00	A-	A3	A (low)	4.36	4.74	39-75	39-116
M-7	17,097,000	Floating / Mezz	5.95	BBB+	Baa1	BBB (high)	4.34	4.69	39-75	39-110
M-8	15,469,000	Floating / Mezz	5.00	BBB	Baa2	BBB (high)	4.33	4.64	38-75	38-105
M-9	16,283,000	Floating / Mezz	4.00	BBB-	Baa3	BBB	4.31	4.56	38-75	38-99
NON-OFFERED CERTIFICATES
A-4	154,383,000	FLT/SR/SEQ	21.65	AAA	Aaa	AAA	5.94	7.54	58-75	58-178
M-10	20,353,000	Floating / Mezz	2.75	BB+	Ba1	BB (high)	4.31	4.45	37-75	37-91
M-11	16,283,000	Floating / Mezz	1.75	BB	Ba2	BB	4.21	4.21	37-75	37-79

(1)   Certificate sizes are subject to change (+/- 5%)
(2)   The Class A Certificates will bear interest at variable rates, and their respective margins will increase by 2x following the Optional Termination Date; the Class M Certificates will bear interest at variable rates and their margins will increase by 1.5x following the Optional Termination Date
(3)   Based on Pricing Prepayment Assumption
(4)   Includes Overcollateralization

Transaction Overview:

Sole Manager:	Citigroup Global Markets, Inc	Expected Pricing Date:	[October 5, 2006]
Rating Agencies:	S&P / Moody’s / DBRS	Expected Settlement Date:	[October 31, 2006]
Trustee:	[U.S. Bank, National Association]	Trust Administrator	[Citibank N.A.]

For Further Information:

Mortgage Finance Perry Defelice (212) 723-1153 Taruna Reddy (212) 723-6748 Sang Shin (212) 723-6586 Matthew Fallon (212) 723-6334 Ranie Guo (212) 723-6557	MBS Trading Stephen Weinstein (212) 723-6325 Phil Seares (212) 723-6325 Supriya Bajoria (212) 723-6325	MBS Structuring Shekhar Shah (212) 723-5386 Tai Wu (212) 723-5859

*All numbers are preliminary and subject to change.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

This free writing prospectus does not contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this free writing prospectus is preliminary and is subject to completion or change.

The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar free writing prospectus relating to these securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus may be based on preliminary assumptions about the pool assets and the structure. Any such assumptions are subject to change.

The information in this free writing prospectus may reflect parameters, metrics or scenarios specifically requested by you. If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this free writing prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued. Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities. You may withdraw your indication of interest at any time

TRANSACTION SUMMARY

Title of Securities:	Citigroup Mortgage Loan Trust 2006-WFHE3, Asset-Backed Certificates, Series 2006-WFHE3
Offered Certificates:
Approximately $1,121,367,000 senior floating-rate certificates (the Class A-1, Class A-2, Class A-3 Certificates) and approximately $287,390,000 mezzanine floating-rate certificates (the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, and Class M-9 Certificates).

Non-Offered Certificates:	Class A-4, Class M-10, Class M-11, Class CE, Class P, Class R and Class R-X Certificates
Class A Certificates:	Class A-1, Class A-2, Class A-3, and Class A-4 Certificates.
Class M Certificates:	Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9, Class M-10 and Class M-11 Certificates
Seller:	Citigroup Global Markets Realty Corp.
Originator:	Wells Fargo Bank N.A. (100.00%)
Servicer:	Wells Fargo Bank N.A. Wells Fargo Bank N.A. currently has a Servicer Quality rating of “SQ1” by Moodys, a rating of “Strong” by S & P as a Primary Servicer of subprime residential mortgage loans
Depositor:	Citigroup Mortgage Loan Trust Inc.
Credit Risk Manager:	[TBD]
Trust Administrator:	Citibank N.A.
Trustee:	U.S. Bank, National Association
Cap Provider:	TBD
PMI Insurer	United Guaranty Corporation
Mortgage Loans:
Approximately 10,934 adjustable-rate and fixed-rate, first and second lien, closed-end, subprime mortgage loans with an aggregate scheduled principal balance as of the Cut-off Date of approximately $1,628,271,490.

The characteristics of the pool of Mortgage Loans delivered on the Closing Date are not expected to differ materially from the characteristics of the Mortgage Loans described herein although the aggregate principal balance, range of mortgage rates, maturities and certain other characteristics of the Mortgage Loans set forth in this term-sheet may vary by as much as 5%.

Closing Date:	On or about October 31, 2006.
Distribution Dates:	25th of each month, or if such day is not a business day, the next succeeding business day, commencing November 27, 2006
Cut-Off Date:	October 1, 2006.
Payment Delay:	The Offered Certificates have a 0 day delay.
Day Count:	The Offered Certificates are Actual/360.
Administrative Fee Rate:	Sum of the Servicing Fee Rate, Credit Risk Manager Fee Rate and PMI Insurer Fee Rate equal to [0.76%] per annum.
Denomination:	$25,000 and multiples of $1 in excess thereof.
Legal Final Maturity:	For all classes the legal final maturity is expected to be October 2036.
SMMEA Eligibility:	None of the Offered Certificates will be SMMEA eligible.
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible - subject to one or more investor-based exemptions.
Tax Status:	The Offered Certificates will be treated as REMIC regular interests for federal income tax purposes.

STRUCTURE SUMMARY

Structure:	Senior/Subordinate/Overcollateralization Structure
Prepayment Assumption:
2-year and shorter Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-22; 60.0% CPR for months 23-27; 35.0% CPR for months 28 and thereafter.

3-year and longer Fixed Rate Period Adjustable-Rate Mortgage Loans: 2.0% CPR in month 1, building to 30.0% CPR by month 12; 30.0% CPR for months 13-34; 60.0% CPR for months 35-39; 35.0% CPR for months 40 and thereafter.

Fixed-rate Mortgage Loans: 4.0% CPR growing to 23.0% CPR over 12 months and remaining at 23.0% CPR thereafter.

Pass-Through Rate:
➢  The monthly Pass-Through Rate for the Class A and Class M Certificates on each Distribution Date is the lesser of:
•  (1) the Formula Rate
•  (2) the Net WAC Cap for that Distribution Date

➢  The Formula Rate for the Class A and Class M Certificates is as follows:
•  On or prior to the Optional Termination Date: The lesser of (i) 1-Month LIBOR plus a margin which will be set at pricing for the Class A and Class M Certificates and (ii) the maximum cap rate.
•  After the Optional Termination Date: The lesser of (i)1-Month LIBOR plus 2x the initial margin for the Class A Certificates and 1-Month LIBOR plus 1.5x the initial margin for the Class M Certificates and (ii) the maximum cap rate.

Principal Payments for Class A Certificates:
Prior to the Stepdown Date or if a Trigger Event occurs, the Class A Certificates will receive ALL of the principal collected on the mortgage loans plus any Excess Interest from the mortgage loans required to build to or maintain the Targeted Overcollateralization Amount.

On or after the Stepdown Date and assuming no Trigger Event is in effect, principal distributed to the Class A Certificates will be an amount such that the Class A Certificates will have approximately 43.30% of the current principal balance of the Mortgage Loans as credit enhancement (which is 2x the initial credit support).

Principal Payments for Class M Certificates:
The Class M Certificates will NOT receive any principal distributions prior to the Stepdown Date, or if a Trigger Event occurs.

Thereafter (assuming no Trigger Event is in effect), principal will be shared among the Class M Certificates to maintain, in each case, approximately 2x their respective initial credit support.

Maximum Cap Rate:
The Maximum Cap Rate for any Distribution Date is a per annum rate (subject to an adjustment based on the actual number of days elapsed in the related Interest Accrual Period), equal to the weighted average of the Maximum Net Mortgage Rates on the then outstanding Mortgage Loans, plus any amounts expressed as a per annum rate of payments from the Cap Agreement divided by the aggregate principal balance of the Mortgage Loans as of the first day of the related Due Period.

Principal Remittance Amount:
For any Distribution Date, an amount equal to the aggregate of:
(i)  the principal portion of all scheduled monthly payments on the Mortgage Loans actually received or advanced on or prior to the related Determination Date;
(ii)  the principal portion of all proceeds received in respect of the repurchase of a Mortgage Loan, or, in the case of a substitution, amounts representing a principal adjustment, as required by the pooling and servicing agreement during the related Prepayment Period; and
(iii)  the principal portion of all other unscheduled collections, including insurance proceeds, liquidation proceeds and all full and partial principal prepayments, received during the related Prepayment Period net of reimbursements, including reimbursements to the trustee and the servicer, to the extent applied as recoveries of principal on the Mortgage Loans.

Optional Termination:
10% cleanup call based on the Cut-off Date Principal Balance of the mortgage loans. If such call is exercised, the Class A and Class M Certificateholders are entitled, to the extent of funds available, to:
➢  Outstanding principal balance of the Class A and Class M Certificates
➢  Current interest accrued on such balance at the related Pass-Through Rate
➢  Interest previously earned but not paid (if any)
➢  “LIBOR Carryover Amount” (if any)

Net WAC Cap:
The per annum rate (subject to adjustment based on the actual number of days elapsed in the related Interest Accrual Period) equal to the weighted average of the Net Mortgage Rates of the Mortgage Loans.

Net Mortgage Rate:	For each Mortgage Loan the applicable Mortgage Rate less the Administrative Fee Rate.
LIBOR Carryover Amount:
For any Distribution Date the excess, if any, of (i) the amount of interest the Class A and Class M Certificates would have accrued for such Distribution Date based on its respective Formula Rate, over (ii) the amount of interest the Certificates accrued for such Distribution Date based on the Net WAC Cap, plus the unpaid portion of any such excess from the immediately preceding Distribution Date plus interest accrued thereon at the respective Formula Rate for the most recently ended interest accrual period.

Interest Carry Forward Amount:
As of any Distribution Date, the sum of:

(x)    the excess, if any, of the Accrued Certificate Interest and any Interest Carry Forward Amount for the prior Distribution Date, over the amount in respect of interest actually distributed on each class on such prior Distribution Date and

(y)    interest on such excess at the applicable Pass-Through Rate on the basis of the actual number of days elapsed since the prior Distribution Date.

Excess Interest:
Excess Interest, to the extent it is not used for other required purposes, including to absorb realized losses on the Mortgage Loans, to cover certain interest shortfalls on the Certificates, to reimburse previously allocated losses, or to fund any Overcollateralization Deficiency, will be available to make distributions of the LIBOR Carryover Amount to the Certificates in an amount equal to any reductions in the amount of interest distributable to such holders caused by application of the Net WAC Cap.

Senior Enhancement Percentage:
For any distribution date is the percentage obtained by dividing

(x) the aggregate Certificate Principal Balance of the Class M Certificates and the Overcollateralization Amount, calculated after taking into account distribution of the Principal Distribution Amount to the holders of the certificates then entitled to distributions thereof on the related distribution date, by

(y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period).

Available Funds:
For any Distribution Date, the sum, net of amounts payable or reimbursable therefrom to the Servicer, the Trustee, the PMI Insurer and the Credit Risk Manager of: (i) the aggregate amount of scheduled monthly payments on the Mortgage Loans due during the related Due Period and received on or prior to the related Determination Date; (ii) unscheduled payments in respect of the Mortgage Loans (including prepayments, insurance proceeds, liquidation proceeds, subsequent recoveries and proceeds from repurchases of and substitutions for the Mortgage Loans, occurring during the related Prepayment Period or proceeds from the repurchase of the Mortgage Loans due to the Optional Termination of the Trust); (iii) all principal and interest Advances with respect to the Mortgage Loans received for such Distribution Date; and (iv) all compensating interest paid by the Servicer in respect of prepayment interest shortfalls for the related period.

Principal Distribution Amount:
On any Distribution Date, the lesser of (i) the outstanding certificate principal balance of the Class A and Class M Certificates and (ii) the Principal Remittance Amount minus any Overcollateralization Release Amount.

Class A Principal Distribution Amount:
With respect to any Distribution Date prior to the Stepdown Date or on which a Trigger Event is in effect, 100% of the Principal Distribution Amount plus amounts payable under clause 4 under payment priority. With respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, an amount, not less than zero, equal to the excess of (i) the outstanding certificate principal balance of the Class A Certificates over (ii) the lesser of (a) approximately 56.70% of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-Off Date.

All distributions of principal to the Class A Certificates on any Distribution Date will be distributed first to the Class A-1 Certificates, second, to the Class A-2 Certificates, third, to the Class A-3 Certificates, and fourth to the Class A-4 Certificates, in each case until the Certificate Principal Balance of each such class of Certificates has been reduced to zero.

Notwithstanding the foregoing, on any Distribution Date on or after which the aggregate Certificate Principal Balance of the Class M and Class CE Certificates has been reduced to zero, principal will be allocated to Class A Certificates on a pro-rata basis based on the Certificate Principal Balance of each such class.

Class M Principal Distribution Amount:
For each Class M Certificate with respect to any Distribution Date on or after the Stepdown Date on which a Trigger Event is not in effect, the excess of (i) the sum of (a) the aggregate outstanding Certificate Principal Balance of all more senior Certificates after distribution of all more senior Principal Distribution Amounts on the related Distribution Date and (b) the outstanding Certificate Principal Balance of the respective Class M Certificates over (ii) the lesser of (a) approximately 100% minus 2X the respective Class M Certificates initial credit support percentage of the outstanding principal balance of the Mortgage Loans on the last day of the related Due Period and (b) the outstanding principal balance of the Mortgage Loans as of the last day of the related Due Period minus 0.50% of the aggregate principal balance of the Mortgage Loans as of the Cut-off Date.

Cap Agreement:
On the Closing Date, the Trust Administrator (in its capacity as Cap Trustee for the Cap Trust) will enter into a Cap Agreement with the Cap Provider for the benefit of the Class A and Class M Certificates. The Cap Provider will be obligated to make monthly payments to the Cap Trustee (based on a notional amount) when one-month LIBOR exceeds the strike rate for the related period. The schedule containing the notional amounts are in the tables on page 12.

Payment Priority:
On each Distribution Date, Available Funds from the Mortgage Loans will be distributed as follows:

1.    From the Interest Remittance Amount, to pay interest on the Class A Certificates on a pro-rata basis based on the entitlement of such class, including any accrued unpaid interest from a prior Distribution Date, and then, excluding any accrued unpaid interest from prior Distribution Dates, to pay interest to the Class M Certificates, sequentially.

2.    Prior to the Stepdown Date or if a Trigger Event is in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)    To pay the Class A Principal Distribution Amount to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero

b)    To pay any remaining Principal Distribution Amount to the Class M Certificates sequentially until the Certificate Principal Balance of each such class has been reduced to zero.

3.    On or after the Stepdown Date and if a Trigger Event is not in effect an amount up to the Principal Distribution Amount will be distributed as follows:

a)    To pay up to an amount equal to the Class A Principal Distribution Amounts to the Class A Certificates, until the aggregate Certificate Principal Balance of the Class A Certificates has been reduced to zero. Principal distributed to the Class A Certificates will be distributed sequentially to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, in that order, until the Certificate Principal Balances thereof have been reduced to zero (except as otherwise specified under Class A Principal Distribution Amount);

b)    To pay up to an amount equal to the respective Class M Principal Distribution Amount, sequentially to the Class M Certificates until the Certificate Principal Balance of each such class is reduced to zero.

4.        To pay Excess Interest, if any, up to an amount sufficient to restore overcollateralization to the required level, to pay the Class A and Class M Certificates in the same manner in which the Principal Distribution Amount is paid.

5.         From Excess Interest, if any, to pay the Interest Carry Forward Amounts on the Class M Certificates, sequentially.

6.         From Excess Interest, if any, to pay allocated Realized Loss Amounts on the Class M Certificates, sequentially.

7.         From Excess Interest, if any, to pay any LIBOR Carryover Amounts in the following order of priority, in each case to the extent of amounts remaining in the reserve account:

(i)    to the Class A Certificates, on a pro rata basis based first on outstanding certificate principal balance and second on such remaining undistributed LIBOR Carryover Amounts,

(ii)   sequentially to the Class M Certificates any such remaining undistributed LIBOR Carryover Amounts for each class.

8.         To the holders of the Class CE Certificates as provided in the Pooling and Servicing Agreement.

9.         To the holders of the Class R Certificates, any remaining amounts.

Cap Priority:
Any amounts received under the Cap Agreement will be distributed by the Trust Administrator as follows:
1. To cover Interest Carry Forward Amounts on the Class A Certificates.
2. To make distributions as set forth in clauses (4) through (7) above to the extent remaining undistributed.
3. Any remaining amounts to the Class CE Certificates.

CREDIT ENHANCEMENT SUMMARY

Stepdown Date:
The earlier to occur of:

(i)    the Distribution Date immediately following the Distribution Date on which the aggregate Certificate Principal Balance of the Class A Certificates is reduced to zero, and

(ii)    the later to occur of:

(x)    the Distribution Date in November 2009 and

(y)   the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to twice its initial amount

Mortgage Insurance:
Approximately [10.00%] of the loans are covered by a primary mortgage insurance policy that will be paid for from excess interest by the trust. Such mortgage insurance policies will cover the loans to an effective loan-to value ratio of approximately (65.00)%. Including all Mortgage Insurance, the weighted-average effective loan-to-value ratio of the Mortgage Loans is [80.28%].

Mortgage Insurance Premium Fees are applied to the outstanding principal balance of the loans that have mortgage insurance policies that will be paid for from excess interest by the trust. The annualized monthly premium rate to be paid by the trust is 2.36% on these loans. For purposes of modeling assumptions the mortgage insurance fee has been assumed as 0.24% on the pool.

Trigger Event:	On a Distribution Date, a Trigger Event will be in effect if:

Distribution Date	Percentage
November 2008 through October 2009	[1.25]%
November 2009 through October 2010	[2.80]%
November 2010 through October 2011	[4.40]%
November 2011 through October 2012	[5.70]%
November 2012 and thereafter	[6.40]%

60+ Day Delinquent Loan:
The percentage obtained by dividing (x) the aggregate Stated Principal Balance of (i) Mortgage Loans Delinquent 60 days or more (including Mortgage Loans in bankruptcy and Delinquent 60 days or more), (ii) REO Properties and (iii) Mortgage Loans in foreclosure by (y) the aggregate Stated Principal Balance of the Mortgage Loans, in each case, calculated prior to taking into account payments of principal on the Mortgage Loans due on the related Due Date or received during the related Prepayment Period.

Credit Enhancement:	Credit Enhancement will be provided by:

Class	Initial Credit Support*/**	Target Credit Support**
A	21.65%	43.30%
M-1	17.80%	35.60%
M-2	13.25%	26.50%
M-3	11.45%	22.90%
M-4	9.75%	19.50%
M-5	8.20%	16.40%
M-6	7.00%	14.00%
M-7	5.95%	11.90%
M-8	5.00%	10.00%
M-9	4.00%	8.00%
M-10	2.75%	5.50%
M-11	1.75%	3.50%
* Includes Overcollateralization		**Approximate

Overcollateralization Amount:
For any Distribution Date the excess, if any, of (a) the sum of the aggregate principal balance of the Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments received or advanced on or before the related Determination Date and principal prepayments received during the related Prepayment Period) over (b) the sum of the aggregate Certificate Principal Balance of the Class A, Class M and Class P Certificates, after giving effect to distributions to be made on such Distribution Date.

Overcollateralization Deficiency:
As of any Distribution Date, the excess, if any, of:

(x)   the Targeted Overcollateralization Amount for such Distribution Date over

(y)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Allocated Realized Loss Amounts on such Distribution Date.

Overcollateralization Release Amount:
As of any Distribution Date, the lesser of (a) the Principal Remittance Amount and (b) the excess, if any, of:

(x)   the Overcollateralization Amount for such Distribution Date, calculated for this purpose after taking into account the reduction on such Distribution Date of the Certificate Principal Balances of all classes of Certificates from distributions of the Principal Remittance Amount, but prior to taking into account any Applied Realized Loss Amounts on such Distribution Date, over (y) the Targeted Overcollateralization Amount for such Distribution Date.

Targeted Overcollateralization Amount:
As of any Distribution Date, the Targeted Overcollateralization Amount (a) prior to the Stepdown Date, is an amount equal to approximately [1.75%] of the Principal Balance of the Mortgage Loans as of the Cut-off date; (b) on or after the Stepdown Date provided a Trigger Event is not in effect, the greater of (i) approximately [3.50%] of the then current aggregate outstanding Principal Balance of the Mortgage Loans as of the last day of the related due period and (ii) [0.50%] of the principal balance of the Mortgage Loans as of the Cut-off date; and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Allocation of Losses/ Subordination:
Realized losses on the Mortgage Loans will be applied:
➢  First to reduce the Excess Interest, cash from the cap agreement and Overcollateralization Amount
➢  Then to the Class M Certificates, reverse sequentially, until each such class has been reduced to zero
➢  In no event will losses be allocated to the Class A certificates

Advances:	Subject to certain limitations, the Servicers must advance delinquent payments of principal and interest on the mortgage loans.
Compensating Interest:	The Servicer is obligated to offset any Prepayment Interest Shortfall, on any Distribution Date, with Compensating Interest to the extent its Servicing Fee for each Distribution Date.

Net WAC Cap and Effective Maximum Rate for the Offered Certificates

Period	NWC(1) (%)	Effective Max Rate (2,3) (%)	Period	NWC(1) (%)	Effective Max Rate (2,3) (%)
1	9.47	23.05	39	9.19	18.03
2	7.89	21.42	40	9.18	18.00
3	7.64	21.11	41	10.16	19.53
4	7.64	21.05	42	9.17	18.34
5	8.46	21.80	43	9.47	18.62
6	7.64	20.90	44	9.16	18.15
7	7.89	21.07	45	9.46	18.44
8	7.64	20.72	46	9.15	17.98
9	7.90	20.86	47	9.14	17.90
10	7.65	20.47	48	9.44	18.19
11	7.67	20.31	49	9.13	17.72
12	7.92	20.38	50	9.43	18.01
13	7.67	19.93	51	9.12	17.55
14	7.92	19.98	52	9.11	11.19
15	7.67	19.52	53	10.08	12.37
16	7.67	19.33	54	9.10	11.16
17	8.20	19.62	55	9.40	11.52
18	7.68	18.79	56	9.09	11.13
19	7.94	18.56	57	9.39	11.48
20	7.69	17.81	58	9.08	11.09
21	8.00	17.67	59	9.07	11.08
22	7.90	17.39	60	9.37	11.43
23	8.98	18.60	61	9.06	11.04
24	9.56	19.10	62	9.35	11.39
25	9.23	18.58	63	9.05	11.01
26	9.52	18.68	64	9.04	10.99
27	9.20	18.02	65	9.66	11.73
28	9.20	17.71	66	9.03	10.95
29	10.18	18.87	67	9.32	11.30
30	9.19	17.72	68	9.01	10.92
31	9.49	17.92	69	9.31	11.26
32	9.18	17.45	70	9.00	10.88
33	9.48	17.68	71	9.00	10.86
34	9.19	17.30	72	9.29	11.21
35	9.21	17.97	73	8.98	10.83
36	9.52	18.65	74	9.28	11.17
37	9.20	18.20	75	8.97	10.79
38	9.50	18.47	76		10.78

Assumptions:
(1)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT stays at 5.36%, 5.36% and 4.88% respectively and the cashflows are run to the 10% Optional Termination at the pricing speed.
(2)	Assumes 1mLIBOR, 6mLIBOR and 1yrCMT increase instantaneously to 20.00% and the cashflows are run to the 10% Optional Termination at the pricing speed.
(3)	Includes payments from Cap Agreement if any.

Cap Agreement Schedule, Strike= [ 5.45 ]% for all Periods.

Period	Notional Balance ($)
1	1,520,153,280.00
2	1,503,367,381.05
3	1,483,872,839.26
4	1,460,988,338.48
5	1,433,594,183.65
6	1,402,752,045.88
7	1,368,711,642.88
8	1,330,510,410.83
9	1,288,852,331.31
10	1,241,544,666.73
11	1,191,135,583.55
12	1,140,701,681.43
13	1,091,441,811.29
14	1,043,450,305.87
15	997,099,017.98
16	952,809,024.84
17	906,889,874.23
18	858,127,811.58
19	796,958,714.98
20	736,766,826.44
21	681,315,344.40
22	630,171,609.36
23	582,977,546.06
24	539,421,800.78
25	499,238,258.63
26	462,189,107.05
27	427,966,676.15
28	396,575,991.60
29	368,419,928.97
30	349,077,935.95
31	332,450,685.29
32	316,554,953.50
33	301,357,623.60
34	286,825,851.25
35	286,825,851.25
36	285,979,985.67
37	273,967,754.09
38	262,503,532.44
39	251,573,541.96
40	241,196,341.07
41	231,277,994.10
42	221,771,456.14
43	212,659,162.90
44	203,924,517.34
45	195,551,729.70
46	187,525,689.06
47	179,831,947.86
48	172,456,876.93
49	165,386,924.52
50	158,609,283.35
51	152,111,760.14

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.61	1.00	0.74	0.60
Principal Window (mos)	1 - 36	1 - 21	1 - 15	1 - 12
Principal Window End (date)	Oct09	Jul08	Jan08	Oct07

A-2
WAL (yrs)	4.07	2.00	1.54	1.19
Principal Window (mos)	36 - 69	21 - 28	15 - 21	12 - 17
Principal Window End (date)	Jul12	Feb09	Jul08	Mar08

A-3
WAL (yrs)	7.64	3.00	1.88	1.58
Principal Window (mos)	69 - 122	28 - 58	21 - 24	17 - 21
Principal Window End (date)	Dec16	Aug11	Oct08	Jul08

A-4
WAL (yrs)	14.92	7.54	2.19	1.86
Principal Window (mos)	122 - 311	58 - 178	24 - 30	21 - 24
Principal Window End (date)	Sep32	Aug21	Apr09	Oct08

M-1
WAL (yrs)	9.32	5.27	5.92	4.18
Principal Window (mos)	49 - 276	47 - 150	30 - 114	24 - 80
Principal Window End (date)	Oct29	Apr19	Apr16	Jun13

M-2
WAL (yrs)	9.29	5.04	4.45	3.24
Principal Window (mos)	49 - 266	43 - 143	44 - 89	33 - 63
Principal Window End (date)	Dec28	Sep18	Mar14	Jan12

M-3
WAL (yrs)	9.26	4.92	3.87	2.86
Principal Window (mos)	49 - 251	42 - 133	41 - 82	31 - 58
Principal Window End (date)	Sep27	Nov17	Aug13	Aug11

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Maturity
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	9.23	4.86	3.68	2.74
Principal Window (mos)	49 - 243	41 - 128	38 - 79	29 - 56
Principal Window End (date)	Jan27	Jun17	May13	Jun11

M-5
WAL (yrs)	9.18	4.80	3.53	2.64
Principal Window (mos)	49 - 234	40 - 122	37 - 75	28 - 53
Principal Window End (date)	Apr26	Dec16	Jan13	Mar11

M-6
WAL (yrs)	9.14	4.74	3.43	2.58
Principal Window (mos)	49 - 224	39 - 116	35 - 71	27 - 50
Principal Window End (date)	Jun25	Jun16	Sep12	Dec10

M-7
WAL (yrs)	9.08	4.69	3.35	2.52
Principal Window (mos)	49 - 214	39 - 110	35 - 68	27 - 48
Principal Window End (date)	Aug24	Dec15	Jun12	Oct10

M-8
WAL (yrs)	9.01	4.64	3.27	2.47
Principal Window (mos)	49 - 205	38 - 105	34 - 64	26 - 46
Principal Window End (date)	Nov23	Jul15	Feb12	Aug10

M-9
WAL (yrs)	8.90	4.56	3.19	2.42
Principal Window (mos)	49 - 194	38 - 99	33 - 60	26 - 43
Principal Window End (date)	Dec22	Jan15	Oct11	May10

M-10
WAL (yrs)	8.75	4.45	3.09	2.35
Principal Window (mos)	49 - 180	37 - 91	32 - 55	25 - 40
Principal Window End (date)	Oct21	May14	May11	Feb10

M-11
WAL (yrs)	8.35	4.21	2.92	2.24
Principal Window (mos)	49 - 161	37 - 79	32 - 47	25 - 35
Principal Window End (date)	Mar20	May13	Sep10	Sep09

Assumptions:
1. Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
A-1
WAL (yrs)	1.61	1.00	0.74	0.60
Principal Window (mos)	1 - 36	1 - 21	1 - 15	1 - 12
Principal Window End (date)	Oct09	Jul08	Jan08	Oct07

A-2
WAL (yrs)	4.07	2.00	1.54	1.19
Principal Window (mos)	36 - 69	21 - 28	15 - 21	12 - 17
Principal Window End (date)	Jul12	Feb09	Jul08	Mar08

A-3
WAL (yrs)	7.64	3.00	1.88	1.58
Principal Window (mos)	69 - 122	28 - 58	21 - 24	17 - 21
Principal Window End (date)	Dec16	Aug11	Oct08	Jul08

A-4
WAL (yrs)	12.31	5.94	2.19	1.86
Principal Window (mos)	122 - 155	58 - 75	24 - 30	21 - 24
Principal Window End (date)	Sep19	Jan13	Apr09	Oct08

M-1
WAL (yrs)	8.49	4.76	3.53	2.66
Principal Window (mos)	49 - 155	47 - 75	30 - 45	24 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-2
WAL (yrs)	8.49	4.56	3.73	2.81
Principal Window (mos)	49 - 155	43 - 75	44 - 45	33 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-3
WAL (yrs)	8.49	4.46	3.57	2.68
Principal Window (mos)	49 - 155	42 - 75	41 - 45	31 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

Assumptions:
Prepayments are capped at 85% CPR.

Sensitivity Analysis - To Optional Termination
Percent of Prepay Assumption	50%	100%	150%	200%
M-4
WAL (yrs)	8.49	4.42	3.40	2.57
Principal Window (mos)	49 - 155	41 - 75	38 - 45	29 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-5
WAL (yrs)	8.49	4.38	3.26	2.48
Principal Window (mos)	49 - 155	40 - 75	37 - 45	28 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-6
WAL (yrs)	8.49	4.36	3.18	2.43
Principal Window (mos)	49 - 155	39 - 75	35 - 45	27 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-7
WAL (yrs)	8.49	4.34	3.12	2.39
Principal Window (mos)	49 - 155	39 - 75	35 - 45	27 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-8
WAL (yrs)	8.49	4.33	3.07	2.35
Principal Window (mos)	49 - 155	38 - 75	34 - 45	26 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-9
WAL (yrs)	8.49	4.31	3.03	2.33
Principal Window (mos)	49 - 155	38 - 75	33 - 45	26 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-10
WAL (yrs)	8.49	4.31	2.99	2.30
Principal Window (mos)	49 - 155	37 - 75	32 - 45	25 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

M-11
WAL (yrs)	8.34	4.21	2.92	2.24
Principal Window (mos)	49 - 155	37 - 75	32 - 45	25 - 34
Principal Window End (date)	Sep19	Jan13	Jul10	Aug09

Assumptions:
Prepayments are capped at 85% CPR.

Assumed Monthly Excess Interest at Static Indices

Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)	Period	Excess Interest at Static Indices (%)
1	3.31	26	3.95	51	3.64
2	2.40	27	3.75	52	3.63
3	2.22	28	3.74	53	4.18
4	2.22	29	4.29	54	3.62
5	2.76	30	3.72	55	3.80
6	2.22	31	3.90	56	3.60
7	2.39	32	3.71	57	3.78
8	2.21	33	3.89	58	3.59
9	2.39	34	3.71	59	3.58
10	2.22	35	3.73	60	3.76
11	2.23	36	3.92	61	3.57
12	2.41	37	3.72	62	3.75
13	2.23	38	3.82	63	3.55
14	2.40	39	3.67	64	3.55
15	2.22	40	3.68	65	3.92
16	2.22	41	4.24	66	3.55
17	2.58	42	3.68	67	3.74
18	2.22	43	3.86	68	3.56
19	2.40	44	3.67	69	3.75
20	2.23	45	3.85	70	3.56
21	2.45	46	3.66	71	3.57
22	2.43	47	3.66	72	3.76
23	3.54	48	3.84	73	3.58
24	4.00	49	3.65	74	3.76
25	3.79	50	3.83	75	3.59

Assumptions:
1) Run at pricing prepayment assumption
2) Excess (30/360)
3) Static Indices: 1mL = 5.36% 6mL = 5.36% 1yrCMT = 4.88%
4) Run to 10% Optional Termination
5) Includes payments made from the Cap Agreement if any

Assumed Monthly Excess Interest at Forward Indices

Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)	Period	1 Month LIBOR Forwards (%)	6 Month LIBOR Forwards (%)	1 Year CMT Forwards (%)	Excess Interest at Forwards (%)
1	5.36846	5.36881	4.90733	3.31	39	4.88865	4.96254	4.47666	3.86
2	5.34463	5.33780	4.88718	2.41	40	4.89712	4.97205	4.48801	3.87
3	5.32435	5.30136	4.86704	2.25	41	4.90602	4.98168	4.50106	4.40
4	5.30289	5.25901	4.84587	2.27	42	4.91546	4.99138	4.51412	3.88
5	5.27550	5.21151	4.79507	2.84	43	4.92530	5.00105	4.52722	4.04
6	5.23746	5.15990	4.74428	2.34	44	4.93506	5.01063	4.54171	3.85
7	5.18653	5.10596	4.69383	2.56	45	4.94454	5.02007	4.55620	4.01
8	5.13077	5.05216	4.65367	2.44	46	4.95375	5.02933	4.57075	3.83
9	5.07580	5.00099	4.61351	2.67	47	4.96299	5.03836	4.58679	3.84
10	5.02401	4.95481	4.57339	2.56	48	4.97231	5.04714	4.60283	4.01
11	4.97252	4.91559	4.53425	2.62	49	4.98160	5.05565	4.61871	3.82
12	4.92065	4.88388	4.49511	2.84	50	4.99052	5.06387	4.63021	3.98
13	4.87050	4.85956	4.45658	2.72	51	4.99891	5.07181	4.64171	3.80
14	4.83013	4.84215	4.43570	2.92	52	5.00681	5.07950	4.65316	3.79
15	4.80441	4.83053	4.41483	2.78	53	5.01458	5.08695	4.66319	4.32
16	4.79352	4.82296	4.39439	2.79	54	5.02230	5.09414	4.67323	3.79
17	4.78606	4.81765	4.38662	3.12	55	5.02991	5.10104	4.68316	3.95
18	4.77766	4.81445	4.37885	2.80	56	5.03719	5.10764	4.68996	3.76
19	4.76815	4.81383	4.37161	2.97	57	5.04407	5.11394	4.69676	3.92
20	4.76180	4.81623	4.37979	2.82	58	5.05055	5.11998	4.70336	3.74
21	4.75993	4.82110	4.38797	3.02	59	5.05680	5.12576	4.70385	3.74
22	4.76229	4.82759	4.39653	2.98	60	5.06284	5.13131	4.70434	3.91
23	4.76721	4.83481	4.41597	3.83	61	5.06865	5.13663	4.70466	3.72
24	4.77404	4.84237	4.43541	4.20	62	5.07421	5.14174	4.69992	3.89
25	4.78223	4.84996	4.45453	4.01	63	5.07951	5.14665	4.69518	3.70
26	4.79048	4.85738	4.46442	4.14	64	5.08454	5.15138	4.69045	3.69
27	4.79805	4.86462	4.47432	3.96	65	5.08940	5.15595	4.68576	4.05
28	4.80477	4.87179	4.48389	3.95	66	5.09410	5.16037	4.68107	3.70
29	4.81162	4.87904	4.48438	4.46	67	5.09864	5.16464	4.67637	3.88
30	4.81870	4.88641	4.48486	3.94	68	5.10303	5.16876	4.67167	3.70
31	4.82583	4.89395	4.48509	4.10	69	5.10729	5.17275	4.66697	3.87
32	4.83306	4.90173	4.47788	3.91	70	5.11139	5.17660	4.66228	3.70
33	4.84024	4.90974	4.47067	4.08	71	5.11536	5.18033	4.65788	3.71
34	4.84737	4.91798	4.46360	3.91	72	5.11918	5.18395	4.65347	3.89
35	4.85495	4.92644	4.46026	3.93	73	5.12285	5.18748	4.64915	3.71
36	4.86305	4.93513	4.45693	4.10	74	5.12643	5.19092	4.64705	3.89
37	4.87155	4.94405	4.45408	3.91	75	5.12991	5.19428	4.64495	3.72
38	4.88014	4.95319	4.46537	4.00

Assumptions:
1. Run at pricing prepayment assumption
2. Excess (30/360)
3. Run to 10% Optional Termination
4. Includes payments made from the Cap Agreement if any
5.15 day lookback for 6m Libor and 1 yr CMT

BREAKEVEN (PRIOR TO 1ST DOLLAR LOSS)

BOND	CDR BE RATE (%)	WAL (yr)	Cum Loss (%)
M-1	30.95	5.68	21.77
M-2	22.89	6.44	17.93
M-3	20.11	8.38	16.40
M-4	17.67	8.95	14.95
M-5	15.59	9.62	13.63
M-6	14.03	10.44	12.58
M-7	12.69	11.11	11.64
M-8	11.47	11.57	10.74
M-9	10.15	11.82	9.73
M-10	8.63	11.76	8.50
M-11	7.79	12.41	7.79

Assumptions

1.	Stepdown fails in every period
2.	40 % Loss Severity
3.	6 Months Lag
4.	Defaults outside Prepays
5.	Pricing Prepayment Assumption
6.	CDR shown before 1st $ lost
7.	Certificates use 1-month LIBOR forward and collateral uses 6-month LIBOR and 1-year CMT forwards
8.	15 day lookback for 6m Libor and 1 yr CMT
9.	100% Principal and Interest Advancing
10.	To maturity

Aggregate Collateral: Summary

Statistics for the Mortgage Loans listed below are based on Cut-Off Date scheduled balances.

		Minimum	Maximum

Scheduled Principal Balance:	$1,628,271,490.13
Number of Mortgage Loans	10,934
Average Scheduled Principal Balance:	$148,918.19	$6,595.51	$1,139,800.38
Weighted Average Gross Coupon:	8.652%	4.750%	13.125%
Non-Zero Weighted Average Original Credit Score:	624	500	816
Weighted Average Original LTV Ratio (1):	83.84%	8.15%	100%
Weighted Average Combined LTV Ratio (2):	87.20%	8.15%	100%
Weighted Average Effective LTV Ratio(3):	80.28%	8.15%	100%
Weighted Average Stated Remaining Term:	349	118	359
Weighted Average Original Term:	351	120	360
Weighted Average Roll Term:	22	6	35
Weighted Average Gross Margin:	5.606%	1.750%	9.605%
Weighted Average Initial Periodic Rate Cap:	2.983%	1.500%	3.000%
Weighted Average Subsequent Periodic Rate Cap:	1.017%	1.000%	2.000%
Weighted Average Gross Maximum Lifetime Rate:	14.544%	10.750%	18.950%
Weighted Average Gross Minimum Lifetime Rate:	5.784%	1.750%	12.350%
Weighted Average Seasoning:	2	1	19
Weighted Average First Pay Date:	8/28/2006	4/1/2005	10/1/2006
Weighted Average First Adjustment Date:	8/3/2008	3/21/2007	9/1/2009
Percent Interest Only Loans:	12.50%
Percent Second Liens:	4.45%
Percent of Loans That Has First Lien with Silent Seconds:	17.91%
Non-Zero Weighted Average Debt-To-Income Ratio:	41.92%	0.01%	69.84%

(1) Original LTV = Principal Balance at Origination + Senior Lien Balance (as applicable) / property value
(2) Combined LTV = Principal Balance at Origination+ Senior and known Junior Lien Balances (as applicable) / property value
(3) Effective LTV = (Principal Balance at Origination+ Senior Lien Balances (as applicable) / property value)* MI coverage %

Product Type of the Mortgage Loans
Product Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
ARM NON-HYBRID	64	19,694,267.33	1.21	307,722.93	8.914	81.73	82.91	80.58	617
FIXED -10	1	152,341.01	0.01	152,341.01	8.750	67.54	67.54	67.54	613
FIXED -15	154	13,308,278.84	0.82	86,417.40	8.551	72.43	73.57	72.21	616
FIXED -20	9	744,915.03	0.05	82,768.34	8.112	77.39	77.39	77.39	633
FIXED -25	2	795,453.40	0.05	397,726.70	7.354	71.51	71.51	71.51	663
FIXED -30	3,303	283,095,114.44	17.39	85,708.48	9.332	84.50	85.82	83.90	628
FIXED -30 IO	37	9,120,777.97	0.56	246,507.51	8.306	78.18	83.75	78.18	664
FIXED BALLOON 30/15	360	66,801,953.73	4.10	185,560.98	8.019	79.28	81.43	78.57	634
FIXED BALLOON 40/30	101	20,822,922.96	1.28	206,167.55	8.252	81.67	85.05	81.44	630
HYBRID 2 YRS FIXED	6,037	991,189,661.41	60.87	164,185.80	8.630	84.65	88.04	79.56	618
HYBRID 2 YRS FIXED IO	654	188,742,475.88	11.59	288,597.06	8.040	81.96	88.91	79.87	645
HYBRID 3 YRS FIXED	193	28,092,979.21	1.73	145,559.48	8.578	83.15	87.26	79.76	619
HYBRID 3 YRS FIXED IO	19	5,710,348.92	0.35	300,544.68	8.239	81.93	84.67	80.77	639
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Principal Balances of the Mortgage Loans at Origination
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
6,600.00 - 25,000.00	613	11,273,071.30	0.69	18,390.00	11.681	95.88	95.92	95.50	614
25,000.01 - 50,000.00	1,391	52,655,558.33	3.23	37,854.46	10.968	90.09	90.88	87.44	612
50,000.01 - 75,000.00	1,389	86,377,481.03	5.30	62,186.81	9.936	86.14	89.17	81.85	612
75,000.01 - 100,000.00	1,374	119,948,785.45	7.37	87,298.97	9.129	83.76	87.21	79.04	613
100,000.01 - 125,000.00	1,099	123,531,312.86	7.59	112,403.38	8.948	83.61	87.44	79.13	614
125,000.01 - 150,000.00	974	133,870,339.65	8.22	137,443.88	8.816	84.40	88.07	79.66	616
150,000.01 - 175,000.00	856	138,689,531.50	8.52	162,020.48	8.520	82.96	85.94	79.44	619
175,000.01 - 200,000.00	719	134,794,003.01	8.28	187,474.27	8.423	83.29	87.02	80.06	619
200,000.01 - 225,000.00	504	107,236,028.25	6.59	212,769.90	8.377	82.07	86.05	78.35	619
225,000.01 - 250,000.00	347	82,487,914.70	5.07	237,717.33	8.395	83.93	87.61	79.85	622
250,000.01 - 275,000.00	303	79,268,321.38	4.87	261,611.62	8.341	84.27	87.69	81.25	624
275,000.01 - 300,000.00	265	76,178,236.05	4.68	287,465.04	8.210	83.06	85.91	79.95	627
300,000.01 - 350,000.00	301	97,495,384.74	5.99	323,904.93	8.244	83.97	88.09	81.99	627
350,000.01 - 400,000.00	225	84,205,015.56	5.17	374,244.51	8.413	85.37	88.95	80.42	631
400,000.01 - 450,000.00	198	83,834,151.10	5.15	423,404.80	8.261	84.12	86.74	80.76	639
450,000.01 - 500,000.00	127	60,221,687.49	3.70	474,186.52	7.962	82.02	85.75	79.96	639
500,000.01 - 600,000.00	122	66,122,153.59	4.06	541,984.87	8.124	83.74	87.52	80.17	646
600,000.01 - 700,000.00	79	51,397,893.29	3.16	650,606.24	8.265	81.54	84.78	78.80	654
700,000.01 - 800,000.00	31	23,173,651.63	1.42	747,537.15	7.854	81.19	83.21	81.19	660
800,000.01 - 900,000.00	10	8,432,724.55	0.52	843,272.46	7.738	73.68	77.26	73.68	648
900,000.01 - 1,000,000.00	6	5,938,444.29	0.36	989,740.72	7.258	70.96	73.80	70.96	664
1,100,000.01 - 1,141,500.00	1	1,139,800.38	0.07	1,139,800.38	7.500	79.99	79.99	79.99	680
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The average loan balance of the mortgage loans at origination was $ 149,115.08.

Principal Balances of the Mortgage Loans as of the Cut-Off Date
Range ($)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
6,595.51 - 25,000.00	613	11,273,071.30	0.69	18,390.00	11.681	95.88	95.92	95.50	614
25,000.01 - 50,000.00	1,393	52,755,338.81	3.24	37,871.74	10.964	90.03	90.81	87.39	612
50,000.01 - 75,000.00	1,415	88,371,904.12	5.43	62,453.64	9.898	85.78	88.76	81.51	612
75,000.01 - 100,000.00	1,348	118,052,044.99	7.25	87,575.70	9.143	84.02	87.51	79.25	613
100,000.01 - 125,000.00	1,099	123,583,600.50	7.59	112,450.96	8.946	83.60	87.43	79.15	614
125,000.01 - 150,000.00	990	136,316,942.48	8.37	137,693.88	8.804	84.07	87.69	79.41	615
150,000.01 - 175,000.00	841	136,517,983.34	8.38	162,328.16	8.525	83.25	86.31	79.68	620
175,000.01 - 200,000.00	717	134,469,039.90	8.26	187,543.99	8.423	83.30	87.01	80.06	619
200,000.01 - 225,000.00	506	107,694,473.27	6.61	212,834.93	8.375	82.08	86.05	78.38	619
225,000.01 - 250,000.00	347	82,537,508.94	5.07	237,860.26	8.395	83.80	87.48	79.73	622
250,000.01 - 275,000.00	305	79,866,660.69	4.90	261,857.90	8.342	84.43	87.90	81.44	624
275,000.01 - 300,000.00	262	75,471,887.27	4.64	288,060.64	8.218	83.03	85.78	79.77	627
300,000.01 - 350,000.00	300	97,245,051.04	5.97	324,150.17	8.237	83.98	88.11	82.09	627
350,000.01 - 400,000.00	231	86,649,585.27	5.32	375,106.43	8.398	85.16	88.64	80.34	632
400,000.01 - 450,000.00	192	81,489,918.67	5.00	424,426.66	8.270	84.34	87.04	80.89	640
450,000.01 - 500,000.00	126	59,771,811.81	3.67	474,379.46	7.969	81.92	85.68	79.85	639
500,000.01 - 600,000.00	122	66,122,153.59	4.06	541,984.87	8.124	83.74	87.52	80.17	646
600,000.01 - 700,000.00	79	51,397,893.29	3.16	650,606.24	8.265	81.54	84.78	78.80	654
700,000.01 - 800,000.00	32	23,970,839.47	1.47	749,088.73	7.859	80.82	82.77	80.82	660
800,000.01 - 900,000.00	9	7,635,536.71	0.47	848,392.97	7.711	74.06	78.02	74.06	649
900,000.01 - 1,000,000.00	6	5,938,444.29	0.36	989,740.72	7.258	70.96	73.80	70.96	664
1,100,000.01 - 1,139,800.38	1	1,139,800.38	0.07	1,139,800.38	7.500	79.99	79.99	79.99	680
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The average loan balance of the mortgage loans as of the cut-off date was $ 148,918.19.

Gross Mortgage Rates of the Mortgage Loans at Origination
Range of Gross Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
4.750 - 5.000	1	238,895.00	0.01	238,895.00	4.750	80.00	100.00	80.00	672
5.001 - 5.500	3	1,464,071.53	0.09	488,023.84	5.442	77.93	97.57	77.93	642
5.501 - 6.000	16	4,679,387.85	0.29	292,461.74	5.857	68.41	75.60	68.41	695
6.001 - 6.500	86	27,448,412.72	1.69	319,167.59	6.392	73.46	80.26	73.46	682
6.501 - 7.000	348	89,164,035.55	5.48	256,218.49	6.852	75.76	82.59	75.44	650
7.001 - 7.500	755	174,650,005.79	10.73	231,324.51	7.354	77.72	84.10	77.31	632
7.501 - 8.000	1,487	304,735,251.59	18.72	204,932.92	7.823	79.45	84.19	78.44	627
8.001 - 8.500	1,306	236,703,067.94	14.54	181,242.78	8.329	82.68	86.80	80.50	622
8.501 - 9.000	1,731	284,017,645.15	17.44	164,077.21	8.806	86.07	88.57	81.38	621
9.001 - 9.500	1,236	171,549,612.01	10.54	138,794.18	9.321	87.50	88.93	81.03	613
9.501 - 10.000	1,028	135,908,872.73	8.35	132,207.07	9.800	89.61	90.24	80.64	615
10.001 - 10.500	602	66,525,432.05	4.09	110,507.36	10.302	89.44	89.78	80.18	610
10.501 - 11.000	637	50,568,639.40	3.11	79,385.62	10.782	92.20	92.37	84.55	625
11.001 - 11.500	407	25,985,921.80	1.60	63,847.47	11.280	92.27	92.42	87.09	622
11.501 - 12.000	403	20,794,321.01	1.28	51,598.81	11.775	95.17	95.30	92.17	614
12.001 - 12.500	402	17,585,864.21	1.08	43,745.93	12.292	96.84	96.89	96.38	601
12.501 - 13.000	482	16,074,542.98	0.99	33,349.67	12.793	98.61	98.62	98.57	589
13.001 - 13.125	4	177,510.82	0.01	44,377.71	13.119	99.44	99.44	99.44	587
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average mortgage rate of the mortgage loans as of the cut-off date was 8.652%.

Original Term to Maturity of the Mortgage Loans
Original Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
120 - 240	524	81,007,488.61	4.98	154,594.44	8.109	78.11	80.07	77.50	631
241 - 360	10,410	1,547,264,001.52	95.02	148,632.47	8.680	84.14	87.57	80.43	624
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average original term to maturity of the mortgage loans as of the cut-off date was 351 months.

Remaining Term to Maturity of the Mortgage Loans
Remaining Term to Maturity (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
118 - 120	1	152,341.01	0.01	152,341.01	8.750	67.54	67.54	67.54	613
121 - 180	514	80,110,232.57	4.92	155,856.48	8.107	78.14	80.12	77.52	631
181 - 240	9	744,915.03	0.05	82,768.34	8.112	77.39	77.39	77.39	633
241 - 300	2	795,453.40	0.05	397,726.70	7.354	71.51	71.51	71.51	663
301 - 359	10,408	1,546,468,548.12	94.98	148,584.60	8.681	84.14	87.58	80.43	624
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average remaining term to maturity of the mortgage loans as of the cut-off date was 349 months.

Seasoning of the Mortgage Loans
Seasoning (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1 - 6	10,878	1,620,146,894.41	99.50	148,937.94	8.654	83.89	87.27	80.33	624
7 - 12	41	5,940,416.18	0.36	144,888.20	8.298	74.67	75.16	71.79	602
13 - 18	12	1,712,502.98	0.11	142,708.58	8.165	72.93	73.38	65.92	591
19 - 19	3	471,676.56	0.03	157,225.52	6.837	64.88	64.88	64.88	627
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average seasoning of the mortgage loans as of the cut-off date was 2 months.

Original Loan-To-Value Ratio of the Mortgage Loans at Origination
Original Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.15 - 10.00	1	29,973.05	0.00	29,973.05	9.950	8.15	8.15	8.15	587
10.01 - 15.00	7	541,906.48	0.03	77,415.21	9.081	14.18	14.18	14.18	575
15.01 - 20.00	14	920,106.36	0.06	65,721.88	9.583	19.30	19.30	19.30	612
20.01 - 25.00	20	1,375,017.23	0.08	68,750.86	8.706	22.96	22.96	22.96	581
25.01 - 30.00	22	2,307,043.65	0.14	104,865.62	8.559	28.07	28.07	28.07	590
30.01 - 35.00	30	3,145,018.84	0.19	104,833.96	8.406	33.15	33.15	33.15	601
35.01 - 40.00	45	5,761,487.04	0.35	128,033.05	8.246	37.83	37.83	37.83	592
40.01 - 45.00	61	7,993,570.93	0.49	131,042.15	7.807	43.34	43.34	43.34	621
45.01 - 50.00	88	13,322,762.64	0.82	151,395.03	7.813	47.90	47.90	47.90	603
50.01 - 55.00	118	17,941,653.63	1.10	152,047.91	8.030	52.58	52.74	52.58	605
55.01 - 60.00	165	26,864,678.00	1.65	162,816.23	8.204	57.94	58.44	57.94	592
60.01 - 65.00	246	40,138,139.15	2.47	163,163.17	8.239	63.06	63.06	63.06	606
65.01 - 70.00	471	83,494,893.74	5.13	177,271.54	7.970	68.47	68.86	68.47	607
70.01 - 75.00	499	86,878,873.92	5.34	174,105.96	8.162	73.93	75.39	73.93	605
75.01 - 80.00	2,669	469,665,018.55	28.84	175,970.41	8.029	79.71	90.83	79.71	627
80.01 - 85.00	910	145,868,347.18	8.96	160,294.89	8.737	84.48	84.68	84.18	600
85.01 - 90.00	1,498	275,880,963.19	16.94	184,166.20	8.546	89.61	89.75	88.74	630
90.01 - 95.00	1,499	225,607,417.88	13.86	150,505.28	9.308	94.82	94.84	81.66	631
95.01 - 100.00	2,571	220,534,618.67	13.54	85,777.76	10.105	99.94	99.94	88.41	645
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average Original loan-to-value ratio of the mortgage loans as of the cut-off date was 83.84%.

Combined Loan-To-Value Ratio of the Mortgage Loans at Origination
Combined Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.15 - 10.00	1	29,973.05	0.00	29,973.05	9.950	8.15	8.15	8.15	587
10.01 - 15.00	7	541,906.48	0.03	77,415.21	9.081	14.18	14.18	14.18	575
15.01 - 20.00	14	920,106.36	0.06	65,721.88	9.583	19.30	19.30	19.30	612
20.01 - 25.00	20	1,375,017.23	0.08	68,750.86	8.706	22.96	22.96	22.96	581
25.01 - 30.00	22	2,307,043.65	0.14	104,865.62	8.559	28.07	28.07	28.07	590
30.01 - 35.00	30	3,145,018.84	0.19	104,833.96	8.406	33.15	33.15	33.15	601
35.01 - 40.00	45	5,761,487.04	0.35	128,033.05	8.246	37.83	37.83	37.83	592
40.01 - 45.00	61	7,993,570.93	0.49	131,042.15	7.807	43.34	43.34	43.34	621
45.01 - 50.00	88	13,322,762.64	0.82	151,395.03	7.813	47.90	47.90	47.90	603
50.01 - 55.00	117	17,878,724.53	1.10	152,809.61	8.027	52.59	52.59	52.59	605
55.01 - 60.00	163	26,538,778.45	1.63	162,814.59	8.215	57.92	57.93	57.92	592
60.01 - 65.00	246	40,138,139.15	2.47	163,163.17	8.239	63.06	63.06	63.06	606
65.01 - 70.00	459	81,309,839.88	4.99	177,145.62	8.000	68.48	68.48	68.48	604
70.01 - 75.00	457	80,278,256.70	4.93	175,663.58	8.160	73.82	73.90	73.82	605
75.01 - 80.00	1,131	199,509,898.43	12.25	176,401.32	8.266	79.36	79.37	79.36	612
80.01 - 85.00	884	145,296,681.00	8.92	164,362.76	8.676	84.24	84.43	83.95	602
85.01 - 90.00	1,504	278,572,436.88	17.11	185,221.04	8.541	89.35	89.60	88.50	630
90.01 - 95.00	1,630	252,089,324.43	15.48	154,656.03	9.159	93.21	94.78	81.52	632
95.01 - 100.00	4,055	471,262,524.46	28.94	116,217.64	8.924	89.38	99.93	83.93	641
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average Combined loan-to-value ratio of the mortgage loans as of the cut-off date was 87.20%.

Effective Loan-To-Value Ratio of the Mortgage Loans at Origination
Effective Loan-To-Value Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
8.15 - 10.00	1	29,973.05	0.00	29,973.05	9.950	8.15	8.15	8.15	587
10.01 - 15.00	7	541,906.48	0.03	77,415.21	9.081	14.18	14.18	14.18	575
15.01 - 20.00	14	920,106.36	0.06	65,721.88	9.583	19.30	19.30	19.30	612
20.01 - 25.00	20	1,375,017.23	0.08	68,750.86	8.706	22.96	22.96	22.96	581
25.01 - 30.00	22	2,307,043.65	0.14	104,865.62	8.559	28.07	28.07	28.07	590
30.01 - 35.00	30	3,145,018.84	0.19	104,833.96	8.406	33.15	33.15	33.15	601
35.01 - 40.00	45	5,761,487.04	0.35	128,033.05	8.246	37.83	37.83	37.83	592
40.01 - 45.00	61	7,993,570.93	0.49	131,042.15	7.807	43.34	43.34	43.34	621
45.01 - 50.00	88	13,322,762.64	0.82	151,395.03	7.813	47.90	47.90	47.90	603
50.01 - 55.00	118	17,941,653.63	1.10	152,047.91	8.030	52.58	52.74	52.58	605
55.01 - 60.00	165	26,864,678.00	1.65	162,816.23	8.204	57.94	58.44	57.94	592
60.01 - 65.00	1,401	208,176,519.07	12.79	148,591.38	9.215	90.46	90.48	64.43	617
65.01 - 70.00	544	97,179,782.01	5.97	178,639.31	8.034	71.68	72.05	68.29	610
70.01 - 75.00	521	90,698,416.42	5.57	174,085.25	8.197	74.40	75.79	73.97	605
75.01 - 80.00	2,675	470,577,340.27	28.90	175,916.76	8.031	79.72	90.82	79.71	627
80.01 - 85.00	884	141,329,130.47	8.68	159,874.58	8.726	84.46	84.67	84.46	600
85.01 - 90.00	1,441	265,115,469.23	16.28	183,980.20	8.554	89.60	89.75	89.60	630
90.01 - 95.00	794	127,134,346.46	7.81	160,118.82	9.183	94.83	94.84	94.83	646
95.01 - 100.00	2,103	147,857,268.35	9.08	70,307.78	10.460	99.93	99.93	99.93	652
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The weighted-average Effective loan-to-value ratio of the mortgage loans as of the cut-off date was 80.28%.

Occupancy Type of the Mortgage Loans at Origination
Occupancy Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Investor	814	106,191,894.74	6.52	130,456.87	9.226	85.32	85.66	81.03	664
Primary	9,960	1,488,762,785.83	91.43	149,474.18	8.612	83.73	87.37	80.23	621
Second Home	160	33,316,809.56	2.05	208,230.06	8.596	83.76	84.49	80.08	651
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Property Types of the Mortgage Loans
Property Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2-4 Family	355	74,949,717.03	4.60	211,125.96	8.626	83.04	84.35	78.95	650
Condo	557	88,317,275.04	5.42	158,558.84	8.506	83.92	88.57	78.52	632
PUD	233	29,059,445.13	1.78	124,718.65	9.270	87.02	87.64	86.07	626
Single Family	9,789	1,435,945,052.93	88.19	146,689.66	8.650	83.81	87.26	80.34	622
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Loan Purpose of the Mortgage Loans
Loan Purpose	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Purchase	5,825	764,197,958.52	46.93	131,192.78	8.899	88.58	94.52	83.71	636
Cash-Out Refinance	4,355	750,774,357.10	46.11	172,393.65	8.390	79.07	80.12	76.73	614
Rate/Term Refinance	754	113,299,174.51	6.96	150,264.16	8.720	83.49	84.75	80.69	611
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Documentation of the Mortgage Loans at Origination
Documentation Type	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Full	8,437	1,102,840,542.04	67.73	130,714.77	8.654	83.25	86.97	79.58	611
Full Doc W/12mo Business Bank	51	14,768,674.32	0.91	289,581.85	7.937	78.46	79.71	78.13	622
Full Doc W/12mo Personal Bank	776	146,028,320.50	8.97	188,180.83	8.273	80.38	84.54	80.03	621
Lite Doc - 6mo Bank Stmnts	56	12,882,480.34	0.79	230,044.29	8.431	79.95	84.11	78.84	621
No Doc	28	5,686,276.79	0.35	203,081.31	8.153	78.61	79.93	77.83	625
Stated Income	1,362	286,749,627.52	17.61	210,535.70	8.887	87.83	89.40	83.06	667
Stated Income W/voa	224	59,315,568.62	3.64	264,801.65	8.678	86.72	90.72	81.58	670
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Lien Position of the Mortgage Loans at Origination
Lien Position	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
First	9,161	1,555,743,970.25	95.55	169,822.51	8.507	83.11	86.63	79.38	624
Second	1,773	72,527,519.88	4.45	40,906.67	11.748	99.54	99.54	99.54	628
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Index of the Mortgage Loans
Index	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
One Year CMT	64	19,694,267.33	1.60	307,722.93	8.914	81.73	82.91	80.58	617
Six-Month LIBOR	6,903	1,213,735,465.42	98.40	175,827.24	8.535	84.19	88.14	79.62	622
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

Prepayment Penalty Status of the Mortgage Loans at Origination
Prepayment Penalty Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
No Prepayment Penalty	3,922	481,405,703.73	29.57	122,744.95	9.273	85.77	87.93	82.34	629
Has Prepayment Penalty	7,012	1,146,865,786.40	70.43	163,557.59	8.391	83.03	86.90	79.42	622
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Prepayment Penalty Term of the Mortgage Loans at Origination
Prepayment Penalty Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	3,922	481,405,703.73	29.57	122,744.95	9.273	85.77	87.93	82.34	629
12	198	39,551,935.01	2.43	199,757.25	8.502	82.98	84.01	80.29	623
24	5,401	908,904,523.61	55.82	168,284.49	8.387	83.89	88.10	79.63	621
36	1,413	198,409,327.78	12.19	140,417.08	8.391	79.09	81.95	78.25	628
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Geographic Concentration of the Mortgage Loans
Location	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
California	771	242,668,622.75	14.90	314,745.30	7.982	79.42	83.50	77.11	638
Florida	785	140,576,168.19	8.63	179,077.92	8.555	83.07	85.14	80.18	626
Maryland	433	86,256,100.30	5.30	199,205.77	8.358	82.66	85.25	78.92	618
Illinois	558	81,038,464.61	4.98	145,230.22	9.023	87.02	89.19	80.68	627
Arizona	389	75,211,690.78	4.62	193,346.25	8.413	81.76	85.15	80.42	628
Texas	655	72,897,191.14	4.48	111,293.42	8.986	87.08	90.43	85.18	623
New Jersey	309	71,181,650.45	4.37	230,361.33	8.610	80.91	84.03	76.71	619
New York	322	60,615,691.68	3.72	188,247.49	8.521	81.04	83.10	77.51	620
Georgia	425	55,147,418.59	3.39	129,758.63	8.988	88.36	91.43	85.01	622
Virginia	332	54,286,921.60	3.33	163,514.82	8.564	83.11	87.32	80.94	616
Pennsylvania	452	51,412,701.45	3.16	113,744.91	9.056	85.51	87.53	78.56	611
Wisconsin	363	45,175,214.61	2.77	124,449.63	8.931	86.36	88.68	79.83	626
Ohio	423	40,756,301.72	2.50	96,350.60	8.996	87.41	91.69	80.70	618
Michigan	378	39,275,387.33	2.41	103,903.14	9.048	87.78	89.77	83.71	622
Missouri	390	36,817,829.92	2.26	94,404.69	9.015	85.74	89.56	82.15	621
Minnesota	243	33,910,079.73	2.08	139,547.65	8.599	83.61	87.27	79.72	624
North Carolina	320	33,881,279.35	2.08	105,879.00	9.082	85.78	89.13	82.11	621
Nevada	149	31,872,936.32	1.96	213,912.32	8.353	81.13	86.02	78.34	629
Washington	180	30,096,545.02	1.85	167,203.03	8.501	85.35	90.51	83.16	635
Colorado	187	28,309,627.39	1.74	151,388.38	8.664	85.16	91.48	82.89	641
Tennessee	285	26,581,222.83	1.63	93,267.45	8.824	85.86	91.04	84.19	610
Indiana	300	25,405,567.84	1.56	84,685.23	9.229	87.40	90.27	81.45	608
Massachusetts	103	20,285,231.79	1.25	196,944.00	8.609	82.25	85.55	78.61	634
Louisiana	175	19,306,887.35	1.19	110,325.07	8.840	86.94	90.32	81.83	618
Alabama	186	18,027,573.10	1.11	96,922.44	9.160	86.85	89.66	82.61	606
Iowa	221	15,991,708.13	0.98	72,360.67	9.413	87.19	92.55	81.74	615
South Carolina	143	15,570,275.70	0.96	108,883.05	9.082	85.25	88.87	81.26	616
Oregon	93	15,485,058.32	0.95	166,506.00	8.589	83.37	88.14	81.74	623
Connecticut	63	14,459,168.28	0.89	229,510.61	8.176	83.28	84.54	81.07	616
Delaware	79	14,007,711.99	0.86	177,312.81	8.546	85.05	89.64	81.80	625
Nebraska	154	11,968,722.80	0.74	77,718.98	9.442	86.38	92.96	80.46	621
Kansas	136	11,911,075.50	0.73	87,581.44	9.211	88.17	92.11	81.38	615
Mississippi	126	11,634,754.87	0.71	92,339.32	9.209	87.30	90.49	82.44	607
Oklahoma	133	10,844,406.71	0.67	81,536.89	9.224	87.47	92.06	82.95	614
New Mexico	69	9,118,543.94	0.56	132,152.81	9.200	84.74	90.34	81.59	625
Utah	54	8,904,031.23	0.55	164,889.47	8.552	84.21	87.06	81.39	619
Kentucky	88	8,710,257.91	0.53	98,980.20	8.886	88.05	92.22	83.86	619
Alaska	47	7,610,056.12	0.47	161,916.09	8.844	84.56	88.16	83.79	623
Idaho	56	7,510,211.76	0.46	134,110.92	8.673	81.13	82.19	80.50	614
District of Columbia	24	7,005,591.23	0.43	291,899.63	8.505	80.59	82.01	75.06	640
West Virginia	74	6,718,700.01	0.41	90,793.24	9.199	85.56	88.81	78.87	607
Arkansas	48	4,886,807.35	0.30	101,808.49	8.805	85.50	85.94	78.72	617
Montana	46	3,930,194.27	0.24	85,439.01	8.841	83.85	91.72	82.30	616
New Hampshire	24	3,629,333.06	0.22	151,222.21	8.914	81.91	86.95	80.34	632
South Dakota	44	3,541,687.38	0.22	80,492.89	9.219	84.19	91.95	78.82	610
Rhode Island	17	3,511,266.99	0.22	206,545.12	8.565	83.61	86.07	81.61	635
Hawaii	14	3,493,635.47	0.21	249,545.39	8.612	82.76	90.66	79.96	636
Maine	24	2,517,953.17	0.15	104,914.72	8.806	79.75	81.06	75.00	609
Wyoming	22	2,513,845.34	0.15	114,265.70	9.379	89.65	91.99	88.61	598
North Dakota	16	1,089,052.63	0.07	68,065.79	9.106	83.25	88.26	80.84	619
Vermont	6	713,134.13	0.04	118,855.69	8.674	82.03	91.55	75.33	611
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Mortgage Insurance Status of the Mortgage Loans at Origination
Mortgage Insurance Status	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
CurLTV<=80	6,232	833,156,145.39	51.17	133,690.01	8.379	75.95	82.43	75.95	619
NO PMI	3,447	608,719,205.61	37.38	176,593.91	8.808	90.83	90.94	90.83	632
United Guaranty (Added by CGM)	1,128	162,889,526.95	10.00	144,405.61	9.470	96.96	96.98	64.75	620
United Guaranty	122	23,118,897.04	1.42	189,499.16	8.598	91.55	91.66	68.36	626
Triad	3	244,245.10	0.02	81,415.03	9.568	97.27	98.18	67.72	621
PMI	1	84,009.92	0.01	84,009.92	9.000	100.00	100.00	65.00	614
MGIC	1	59,460.12	0.00	59,460.12	7.900	90.00	90.00	79.20	581
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Mortgage Insurance Coverage
Mortgage Insurance Coverage (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0	9,678	1,441,816,357.72	88.55	148,978.75	8.560	82.23	86.02	82.23	625
6	4	719,674.21	0.04	179,918.55	9.476	84.62	84.93	79.55	638
12	24	4,012,190.01	0.25	167,174.58	8.933	85.14	85.14	74.92	601
25	54	10,518,989.20	0.65	194,796.10	8.360	89.73	89.98	67.29	627
29	4	603,323.44	0.04	150,830.86	8.299	91.10	91.10	64.68	624
30	39	7,080,965.80	0.43	181,563.23	8.732	93.67	93.67	65.57	609
31	20	3,530,012.05	0.22	176,500.60	9.193	93.62	93.62	64.60	608
32	644	87,351,871.38	5.36	135,639.55	9.548	94.97	95.02	64.58	612
33	1	148,685.07	0.01	148,685.07	8.950	96.03	96.03	64.34	607
34	3	320,415.72	0.02	106,805.24	10.438	98.36	98.36	64.92	636
35	463	72,169,005.53	4.43	155,872.58	9.379	99.98	99.98	64.99	631
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Credit Score of the Mortgage Loans at Origination
Credit Score	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
N/A	34	2,708,110.55	0.17	79,650.31	9.852	74.13	74.31	71.98	N/A
500 - 524	303	36,029,578.10	2.21	118,909.50	9.775	69.46	69.72	69.46	515
525 - 549	547	66,457,566.82	4.08	121,494.64	9.485	73.77	73.95	73.66	538
550 - 574	1,029	149,319,002.27	9.17	145,110.79	8.980	80.51	81.11	76.22	564
575 - 599	2,178	273,055,242.07	16.77	125,369.72	8.744	82.20	86.46	79.71	588
600 - 624	2,268	320,840,982.31	19.70	141,464.28	8.566	85.52	89.26	79.81	612
625 - 649	2,039	325,397,218.13	19.98	159,586.67	8.481	85.51	89.33	80.84	637
650 - 674	1,330	228,813,392.92	14.05	172,040.15	8.500	86.68	90.11	82.77	661
675 - 699	593	106,700,521.27	6.55	179,933.43	8.457	86.57	90.96	84.92	685
700 - 724	279	53,569,960.04	3.29	192,007.03	8.360	85.14	88.71	84.89	710
725 - 749	181	32,775,595.20	2.01	181,080.64	8.543	86.57	90.58	86.41	737
750 - 774	99	20,646,094.62	1.27	208,546.41	8.136	84.07	89.02	83.29	762
775 - 799	44	10,334,620.13	0.63	234,877.73	8.301	81.50	88.77	81.50	786
800 - 816	10	1,623,605.70	0.10	162,360.57	7.677	78.29	82.82	78.29	806
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The non-zero weighted-average credit score of the mortgage loans as of the cut-off date was 624.

Debt-To-Income Ratio of the Mortgage Loans at Origination
Debt-To-Income Ratio (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0.01 - 10.00	213	17,232,077.46	1.06	80,901.77	9.406	85.22	85.74	83.95	620
10.01 - 20.00	984	73,030,418.15	4.49	74,217.90	9.859	86.56	87.11	85.57	626
20.01 - 30.00	1,592	146,115,369.88	8.97	91,781.01	9.079	83.50	84.72	81.11	620
30.01 - 40.00	2,289	328,644,579.86	20.18	143,575.61	8.703	83.18	85.63	79.82	624
40.01 - 50.00	3,601	642,001,120.65	39.43	178,284.12	8.547	83.73	87.68	79.83	626
>50.00	2,255	421,247,924.13	25.87	186,806.17	8.383	84.10	88.63	79.98	623
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

The non-zero weighted-average debt-to-income ratio of the mortgage loans as of the cut-off date was 41.92%.

Channel
Channel (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
Correspond	3,744	400,548,770.42	24.60	106,984.18	9.051	85.13	86.36	83.02	624
Retail	3,922	693,180,661.47	42.57	176,741.63	8.467	81.14	87.91	78.01	620
Wholesale	3,268	534,542,058.24	32.83	163,568.56	8.592	86.37	86.91	81.17	630
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Margin of the Adjustable-Rate Mortgage Loans
Range of Margins of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.750 - 2.000	1	217,301.55	0.02	217,301.55	9.875	75.00	75.00	75.00	583
2.501 - 3.000	1	59,154.83	0.00	59,154.83	10.750	80.00	80.00	80.00	515
3.001 - 3.500	8	1,973,735.11	0.16	246,716.89	7.353	62.67	68.71	62.67	670
3.501 - 4.000	85	21,441,590.91	1.74	252,254.01	7.009	76.41	84.70	76.41	658
4.001 - 4.500	488	113,634,007.04	9.21	232,856.57	7.426	77.54	88.26	77.10	641
4.501 - 5.000	1,107	221,483,054.83	17.96	200,075.03	7.788	78.30	86.91	77.65	629
5.001 - 5.500	1,317	249,629,722.28	20.24	189,544.21	8.259	82.21	86.50	79.99	621
5.501 - 6.000	1,037	186,812,876.40	15.15	180,147.42	8.569	86.63	87.74	82.48	620
6.001 - 6.500	2,512	374,285,191.39	30.35	148,998.88	9.452	89.92	90.33	80.39	615
6.501 - 7.000	234	40,898,055.15	3.32	174,778.01	9.143	87.30	88.19	79.47	611
7.001 - 7.500	118	14,870,395.52	1.21	126,020.30	9.809	83.09	85.46	75.32	591
7.501 - 8.000	36	4,979,725.29	0.40	138,325.70	9.475	81.61	82.82	77.61	590
8.001 - 8.500	12	2,045,056.86	0.17	170,421.41	10.053	86.98	87.55	80.48	593
8.501 - 9.000	7	858,169.85	0.07	122,595.69	9.828	92.53	92.53	86.56	638
9.001 - 9.500	2	119,562.00	0.01	59,781.00	11.554	91.27	91.27	76.64	637
9.501 - 9.605	2	122,133.74	0.01	61,066.87	12.002	91.13	94.09	91.13	689
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average margin of the adjustable rate mortgage loans as of the cut-off date was 5.606%.

Next Rate Adjustment Date of the Adjustable-Rate Mortgage Loans
Next Rate Adjustment Date	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
2007-03	3	326,089.84	0.03	108,696.61	8.227	94.09	94.09	73.39	592
2007-04	3	231,107.92	0.02	77,035.97	8.961	92.26	92.26	69.50	625
2007-05	1	325,555.99	0.03	325,555.99	7.500	56.38	56.38	56.38	565
2007-06	1	279,363.68	0.02	279,363.68	9.400	58.95	58.95	58.95	503
2007-07	24	8,168,517.80	0.66	340,354.91	8.740	80.51	80.51	80.51	602
2007-08	41	11,660,932.48	0.95	284,412.99	8.931	81.80	83.86	79.85	627
2007-09	2	381,067.76	0.03	190,533.88	10.114	86.14	86.14	86.14	626
2007-10	1	80,169.59	0.01	80,169.59	8.750	95.00	95.00	64.60	644
2008-01	7	1,084,329.38	0.09	154,904.20	8.222	78.15	80.82	77.48	584
2008-02	8	2,143,232.40	0.17	267,904.05	8.065	70.07	70.07	70.07	606
2008-03	12	1,692,087.80	0.14	141,007.32	7.791	73.61	73.61	67.41	595
2008-04	31	4,726,169.24	0.38	152,457.07	8.840	81.84	83.31	70.71	586
2008-05	44	5,907,877.40	0.48	134,269.94	8.676	77.03	78.82	72.45	603
2008-06	221	38,590,898.27	3.13	174,619.45	8.520	85.30	87.18	76.41	614
2008-07	638	116,507,867.47	9.45	182,614.21	8.388	83.99	87.10	79.49	618
2008-08	4,524	802,782,018.50	65.09	177,449.61	8.528	84.17	88.33	79.81	623
2008-09	1,196	205,014,238.51	16.62	171,416.59	8.655	84.97	89.22	80.22	625
2009-01	1	153,938.38	0.01	153,938.38	7.500	68.89	68.89	68.89	608
2009-02	1	70,233.13	0.01	70,233.13	12.000	80.00	80.00	80.00	525
2009-04	1	85,139.32	0.01	85,139.32	7.850	90.00	90.00	67.50	593
2009-05	6	903,962.58	0.07	150,660.43	8.862	84.19	86.61	81.29	620
2009-06	38	4,482,749.67	0.36	117,967.10	8.615	77.33	85.52	76.65	607
2009-07	50	7,329,421.02	0.59	146,588.42	8.831	85.01	92.51	81.30	616
2009-08	80	15,827,406.44	1.28	197,842.58	8.323	82.96	85.15	80.21	629
2009-09	33	4,675,358.18	0.38	141,677.52	8.639	85.70	86.30	80.69	627
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average next rate adjustment date of the adjustable rate mortgage loans as of the cut-off date was August 3, 2008.

Maximum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Maximum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
10.750 - 11.000	1	238,895.00	0.02	238,895.00	4.750	80.00	100.00	80.00	672
11.001 - 11.500	3	1,464,071.53	0.12	488,023.84	5.442	77.93	97.57	77.93	642
11.501 - 12.000	9	2,660,580.16	0.22	295,620.02	5.784	75.52	86.73	75.52	664
12.001 - 12.500	61	17,367,223.87	1.41	284,708.59	6.411	74.97	84.57	74.97	652
12.501 - 13.000	263	67,748,117.68	5.49	257,597.41	6.847	76.87	85.34	76.44	644
13.001 - 13.500	571	136,006,083.48	11.03	238,189.29	7.354	78.43	85.79	77.90	630
13.501 - 14.000	1,091	229,556,272.43	18.61	210,409.05	7.817	80.45	85.70	79.14	626
14.001 - 14.500	993	190,182,417.01	15.42	191,523.08	8.327	83.43	87.94	80.90	620
14.501 - 15.000	1,328	228,913,400.91	18.56	172,374.55	8.804	86.93	89.59	81.25	621
15.001 - 15.500	925	141,446,184.18	11.47	152,914.79	9.317	87.76	89.43	80.13	614
15.501 - 16.000	798	112,349,747.60	9.11	140,789.16	9.800	90.33	91.00	80.01	617
16.001 - 16.500	446	56,140,038.07	4.55	125,874.52	10.292	90.39	90.79	79.85	614
16.501 - 17.000	265	30,835,738.13	2.50	116,361.28	10.781	90.48	90.74	78.46	608
17.001 - 17.500	124	12,284,819.19	1.00	99,071.12	11.271	88.12	88.37	77.90	603
17.501 - 18.000	61	4,354,078.70	0.35	71,378.34	11.728	87.41	87.88	74.82	574
18.001 - 18.500	22	1,546,990.57	0.13	70,317.75	12.259	84.19	84.79	81.86	548
18.501 - 18.950	6	335,074.24	0.03	55,845.71	12.754	77.15	77.82	75.18	541
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average maximum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 14.544%.

Minimum Mortgage Rate of the Adjustable-Rate Mortgage Loans
Range of Minimum Mortgage Rates of the Adjustable Rate Mortgage Loans (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.750 - 2.000	1	217,301.55	0.02	217,301.55	9.875	75.00	75.00	75.00	583
2.501 - 3.000	1	59,154.83	0.00	59,154.83	10.750	80.00	80.00	80.00	515
3.001 - 3.500	7	1,830,948.76	0.15	261,564.11	7.358	61.32	66.27	61.32	672
3.501 - 4.000	74	19,495,178.93	1.58	263,448.36	6.964	76.40	85.14	76.40	662
4.001 - 4.500	466	108,917,331.84	8.83	233,728.18	7.424	77.32	88.45	76.86	641
4.501 - 5.000	1,069	214,922,988.22	17.42	201,050.50	7.777	78.21	86.99	77.58	629
5.001 - 5.500	1,254	238,838,568.14	19.36	190,461.38	8.246	82.02	86.42	79.99	621
5.501 - 6.000	925	167,770,839.39	13.60	181,373.88	8.570	86.81	87.75	82.56	621
6.001 - 6.500	2,442	363,699,177.62	29.49	148,934.96	9.462	90.18	90.47	80.44	615
6.501 - 7.000	145	27,818,415.06	2.26	191,851.14	9.018	88.33	88.98	78.40	619
7.001 - 7.500	91	14,214,672.09	1.15	156,205.19	9.015	81.22	82.51	74.65	612
7.501 - 8.000	76	14,340,056.43	1.16	188,684.95	7.959	82.13	84.27	80.96	620
8.001 - 8.500	81	13,684,802.05	1.11	168,948.17	8.405	83.34	86.17	81.05	607
8.501 - 9.000	112	19,929,497.41	1.62	177,941.94	8.791	85.52	87.31	82.39	607
9.001 - 9.500	82	11,749,230.21	0.95	143,283.30	9.273	84.65	88.03	76.86	608
9.501 - 10.000	72	8,435,286.05	0.68	117,156.75	9.788	86.64	90.29	81.76	595
10.001 - 10.500	33	3,792,164.81	0.31	114,914.09	10.288	85.07	88.36	80.29	605
10.501 - 11.000	23	2,757,787.64	0.22	119,903.81	10.739	83.04	84.45	80.61	577
11.001 - 11.500	5	433,576.11	0.04	86,715.22	11.160	74.07	77.40	69.79	548
11.501 - 12.000	6	390,594.15	0.03	65,099.03	11.766	84.91	84.91	80.44	583
12.001 - 12.350	2	132,161.46	0.01	66,080.73	12.227	91.80	94.54	75.93	629
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average minimum mortgage rate of the adjustable rate mortgage loans as of the cut-off date was 5.784%.

Initial Periodic Cap of the Adjustable-Rate Mortgage Loans
Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.500	1	146,200.00	0.01	146,200.00	8.350	85.00	85.00	74.80	621
2.000	72	20,763,101.56	1.68	288,376.41	8.879	81.83	83.22	80.73	618
3.000	6,894	1,212,520,431.19	98.30	175,880.54	8.536	84.19	88.14	79.62	622
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average initial periodic cap of the adjustable rate mortgage loans as of the cut-off date was 2.983%.

Subsequent Periodic Cap of the Adjustable-Rate Mortgage Loans
Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
1.000	6,892	1,212,293,067.07	98.29	175,898.59	8.536	84.19	88.15	79.62	622
1.500	9	1,324,857.78	0.11	147,206.42	8.065	79.14	79.14	78.02	619
2.000	66	19,811,807.90	1.61	300,178.91	8.914	81.98	83.15	80.62	617
Total:	6,967	1,233,429,732.75	100.00	177,038.86	8.541	84.15	88.06	79.63	622

The weighted-average subsequent periodic cap of the adjustable rate mortgage loans as of the cut-off date was 1.017%.

Interest Only Term of the Mortgage Loans at Origination
Interest Only Term (Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
None	10,224	1,424,697,887.36	87.50	139,348.38	8.737	84.13	87.01	80.35	621
60	709	203,153,302.77	12.48	286,534.98	8.057	81.77	88.55	79.80	646
120	1	420,300.00	0.03	420,300.00	8.570	90.00	90.00	90.00	624
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Historical Delinquency of the Mortgage Loans
Historical Delinquency (Past 12 Months)	Number of Mortgage Loans	Aggregate Principal Balance	% of Aggregate Principal Balance	Average Principal Balance	Weighted Average Mortgage Rate	Weighted Average Original Loan-to-Value Ratio	Weighted Average Combined Loan-to-Value Ratio	Weighted Average Effective Loan-to-Value Ratio	Nonzero Weighted Average Credit Score
0 X 30 Days Delinquent	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624
Total:	10,934	1,628,271,490.13	100.00	148,918.19	8.652	83.84	87.20	80.28	624

Rating Agency Contacts

Standard & Poor’s	Brendan Bliss: (212) 438-3794
Daniel Larkin: (212) 438-3014

Moody’s	Rishi Salwan: (212) 553-1314

DBRS	Quincy Tang: (212) 806-3256
Mark Zelmanovich: (212) 806-3260